Exhibit 3.01

FOURTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

CURATIVE BIOTECHNOLOGY, INC.

January 27, 2021

Paul M Michaels, being the CEO and Director of Curative Biotechnology, Inc., a corporation duly organized under the Business Corporation Act of the State of Florida (the “Corporation”), hereby certifies that:

1.	The name of the Corporation is Curative Biotechnology, Inc.

2.	The Corporation was originally formed in the State of Florida effective October 30, 2007.

3.	These Fourth Amended and Restated Articles of Incorporation (hereinafter, these “Fourth Restated Articles”) restate and integrate and further amend the provisions of the Corporation’s Third Amended and Restated Articles of Incorporation, as amended to date.

4.	The terms and provisions of these Fourth Restated Articles were adopted and affirmatively approved by all the members of the board of directors of the Corporation (the “Board of Directors”) and the holders of the issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock pursuant to a collective unanimous written consent dated as of January 27, 2021.

5.	These Fourth Restated Articles shall be effective upon filing with the Department of State of the State of Florida.

6.	Pursuant to Sections 607.1003 and 607.1007 of the Business Corporation Act of the State of Florida, the text of the Third Amended and Restated Articles of Incorporation of the Corporation, as amended to date, are hereby amended and restated to read in their entirety as follows:

ARTICLE I

NAME

The name of this Corporation shall be CURATIVE BIOTECHNOLOGY, INC.

ARTICLE II

PRINCIPAL OFFICE

The Corporation’s mailing address and the address of the Corporation’s principal office is 1825 NW Corporate Blvd., Suite 110, Boca Raton, FL 33431.

ARTICLE III

PURPOSE

The purpose of this Corporation shall be to engage in any lawful activity or business for which corporations may be organized under the laws of the United States and the Business Corporation Act of the State of Florida.

ARTICLE IV

CAPITAL STOCK

4.1 General.

(a) The Corporation shall have the authority to issue up to One Billion One Hundred Million (1,100,000,000) shares of $0.0001 par value Common Stock (the “Common Stock”).

(b) The Corporation shall have the authority to issue up to Two Hundred Million (200,000,000) shares of $0.0001 par value Preferred Stock (the “Preferred Stock”) of which One Hundred Thirty Four Million One Hundred Nine Thousand Seven Hundred Fifty shares (134,109,750) of the Preferred Stock shall be designated as Series A Preferred Stock with the powers, preferences and rights, and qualifications, limitations or restrictions as set forth below in Article V, One Million shares (1,000,000) of the Preferred Stock shall be designated as Series B Preferred Stock with the powers, preferences and rights, and qualifications, limitations or restrictions as set forth below in Article VI or as amended hereby and Thirty Million shares (30,000,000) of the Preferred Stock shall be designated as Series C Preferred Stock with the powers, preferences and rights, and qualifications, limitations or restrictions as set forth below in Article VII or as amended hereby. Any stock that has not been designated pursuant hereto shall be designated as set forth in Section 4.3.

4.2 Common Stock. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in their name on the books of the Corporation on all matters submitted to a vote of shareholders except as the right to exercise such vote may be limited by the provisions of this Fourth Restated Articles or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Corporation, the assets and funds of the Corporation available for distribution to shareholders, and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

4.3 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

(a) the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

(b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

(d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

(e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

(g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

(i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

(j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

ARTICLE V

SERIES A PREFERRED STOCK

5.1 Designation of Series A Preferred Stock. The designation of the series of preferred stock created hereby shall be “Series A Preferred Stock” (the “Series A Preferred Stock’’) and the number of shares constituting the Series A Preferred Stock shall be One Hundred Thirty Four Million One Hundred Nine Thousand Seven Hundred Fifty shares (134,109,750), with a par value $0.0001 per share. Such number of shares may from time to time be decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by the Board of Directors (or a duly authorized committee of the Board of Directors) by a certificate executed, acknowledged and filed with the Secretary of State of the State of Florida setting forth a statement that a specified decrease therein has been authorized and directed by a resolution duly adopted by the Board of Directors (or a duly authorized committee of the Board of Directors). In case the number of authorized shares of the Series A Preferred Stock shall be so decreased, the number of shares so specified in the certificate shall resume the status of authorized but unissued shares of preferred stock, undesignated as to series. Shares of Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of preferred stock, undesignated as to series.

5.2 Dividends on Series A Preferred Stock. The holders of the Series A Preferred Stock shall not be entitled to receive dividends on account of their Series A Preferred Stock.

5.3 Conversion of Series A Preferred Stock. The Series A Preferred Stock, in the aggregate, shall be convertible into shares of Common Stock as follows:

(a) Conversion Rate. All of the issued and outstanding shares of Series A Preferred Stock (the “Total Series A Shares”) shall collectively be convertible into thirty-five percent (35%) of the total issued and outstanding shares of Common Stock at the time of such conversion (the “Conversion Rate”) without any additional consideration by the holders to effectuate the conversion. For the avoidance of doubt, and as an example, in the event of a conversion of Series A Preferred Stock, Series A Preferred Shareholders will own no more than 35% of all Common Stock post conversion, and the remaining 65% of Common Stock will be held by Common Stock shareholders.

(b) Voluntary Conversion. The holders of at least 50.1% of the Total Series A Shares shall have the right, at any time and at the Conversion Rate, to elect to convert the Total Series A Shares, in whole but not in part, into shares of Common Stock (the “Series A Conversion Right”). The Series A Conversion Right shall be exercised by the holders of a majority of the Total Series A Shares submitting written notice to the Corporation informing the Corporation of the exercise of the Series A Conversion Right (the “Series A Conversion Notice”). In order to convert the shares of Series A Preferred Stock into Common Stock pursuant to the Series A Conversion Notice, the holders shall be required to surrender at the office of any transfer agent for the Corporation (or to the office of the Corporation if there is no transfer agent), all certificates representing the Total Series A Shares, duly endorsed to the Corporation or in blank or marked for cancellation within thirty (30) days of the date of the Series A Conversion Notice (such date, the “Series A Conversion Date”); provided that in the event any holder of Series A Preferred Stock fails to surrender his/her/its certificate(s) representing the shares of Series A Preferred Stock to be converted, the Corporation shall be authorized in all respect to cancel such shares on the books of the Corporation and the transfer agent and to effectuate the conversion of such shares of Series A Preferred Stock into Common Stock; provided, farther, that the Corporation shall not be required to deliver the stock certificates representing such shares of Common Stock to their respective holder(s) until such time as the stock certificates representing the Series A Preferred Stock so converted are received by the Corporation or its transfer agent duly endorsed to the Corporation or in blank or marked for cancellation. Shares of the Series A Preferred Stock shall be deemed to have been converted as of the close of business on the Series A Conversion Date, and the person(s) entitled to receive shares of Common Stock issuable upon such conversion shall be treated, for all purposes, as the record holder(s) of such shares of Common Stock at such time.

(c) Mandatory Conversion.

(i) Fundamental Change. Each of the following events shall be considered a “Fundamental Change” unless the holders of a majority in interest of the outstanding shares of Series A Preferred Stock elect otherwise by written notice sent to the Corporation at least three (3) days prior to the effective date of any such event:

1	a merger, consolidation or share exchange in which:

A	the Corporation is a constituent party or

B	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

2	the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

(ii) In the event of a Fundamental Change as described in Section 5.4(c)(i)1, a Mandatory Conversion shall occur such that any holder of Series A Preferred Stock may thereafter receive in lieu of the Common Stock otherwise issuable to him/her/it upon such Mandatory Conversion of his/her/its Series A Preferred Stock, the same kind and amount of securities as may be distributable upon such consolidation or merger with respect to the Common Stock such holder would have otherwise received.

(iii) In the event of a Fundamental Change as described in Section 5.4(c)(i)2, the Total Series A Shares will automatically convert into shares of Common Stock at the Conversion Rate.

(d) Additional Provisions Applicable to All Conversions. Any conversion of the Total Series A Shares into Common Stock pursuant to this Section 5.3 shall be subject to the following additional terms and provisions:

(i) The Corporation shall not be required to issue any fractions of shares of the Common Stock upon conversion of the Total Series A Shares into Common Stock.

(ii) In the event that the Corporation shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the conversion of the Total Series A Shares shall not be effected. Accordingly, the Total Series A Shares will convert at the Conversion Rate following any such subdivision or combination.

(iii) Holders of Series A Preferred Stock will not receive a distribution in the event that the Corporation shall at any time pay to the holders of its Common Stock a dividend in Common Stock or otherwise makes a distribution on the Common Stock until such time when the Series A Preferred Stock have been converted into Common Stock.

(iv) As promptly as practicable after any conversion, the Corporation shall issue and deliver at said offices a certificate(s) for the number of full shares of the Common Stock issuable upon any such conversion, to the person(s) entitled to receive the same. The Corporation shall issue the certificate(s) for Common Stock in the name(s) so designated with such legends affixed or restrictions imposed as required by federal, state or jurisdictional securities laws as determined by legal counsel for the Corporation; provided that the Corporation is not advised by its counsel that the issuance of such certificate(s) would be in violation of federal, state or jurisdictional securities law.

(v) The issuance of certificates for shares of Common Stock upon conversion of the Total Series A Shares shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record of the Series A Preferred Stock so converted, the person or persons requesting, the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

5.4 Redemption of Series A Preferred Stock. Subject at all times to the Series A Conversion Right set forth in Section 5.3(b), the issued and outstanding shares of Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation by resolution of the Board of Directors, from time to time and at any time, commencing any time after the date of issuance of the Series A Preferred Stock as follows:

(e) Redemption Price. The redemption price for the Total Series A Shares shall be equal to the greater of: (i) forty five percent (45%) of the total market value of the Corporation (measured based on the total issued and outstanding Common Stock multiplied by the five day (5) average closing price), (ii) the book value as determined by an independent auditing firm or (iii) Five Million Dollars ($5,000,000) in the aggregate (the “Series A Redemption Price”). In the event of a partial redemption of the Series A Preferred Stock, the Series A Redemption Price shall be paid on a pro rata basis to each of the holders of the Total Series A Shares, based on his/her/its percentage of the Total Series A Shares so redeemed.

(f) Notice of Redemption. The Corporation shall give notice of redemption (the “Series A Redemption Notice”) not less than twenty (20) nor more than sixty (60) calendar days prior to the date fixed for redemption of the Series A Preferred Stock or any part thereof (the “Series A Redemption Date”). Such Series A Redemption Notice shall specify the Series A Redemption Date along with the time and place for redemption, and shall be given by mail to each holder of record of shares of Series A Preferred Stock chosen for redemption at the address last shown on the records of the Corporation for such holder or given by such holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located. Any Series A Redemption Notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder received the Series A Redemption Notice.

(g) Termination of Rights. Upon the Series A Redemption Date, or upon such earlier date as the Board of Directors shall designate for payment of the Series A Redemption Price (unless the Corporation shall default in the payment of the Series A Redemption Price as set forth in the Series A Redemption Notice), the holders of shares of Series A Preferred Stock selected for redemption to whom notice has been duly given and that have not converted as provided in Section 5.3(b). shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no other rights with respect to such shares except the right to receive the moneys payable upon such redemption from, the Corporation or otherwise, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of the certificates, and the shares represented thereby shall no longer be deemed to be outstanding.

5.4 Ranking of Series A Preferred Stock. The Corporation may at any time create, authorize or issue, without the consent of any of the holders of the Series A Preferred Stock, other classes or series of Series A Junior Stock (as defined below) or Series A Parity Stock (as defined below).

5.5 General Voting Rights of Series A Preferred Stock. Except as otherwise required by law, each holder of record of the Series A Preferred Stock shall be entitled to notice of any and all meetings of the shareholders of the Corporation and shall be entitled to ten (10) votes for each full share of Common Stock into which each share of Series A Preferred Stock registered in his/her/its name on the books of the Corporation would be convertible on the record date for any matter submitted to the shareholders of the Corporation for a vote, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

5.6 Certain Voting Rights of Series A Preferred Stock. So long as any share of Series A Preferred Stock remains outstanding, in addition to any other vote or consent of shareholders required by law or by these Fourth Restated Articles, the vote or consent of the holders of at least 50.1% of the shares of Series A Preferred Stock at the time outstanding, voting together as a single class, given in person or by proxy, either in writing without, a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(a) Changes Adversely Affecting Series A Preferred Stock. Any amendment, alteration or repeal of any provision of these Fourth Restated Articles or any bylaws of the Corporation that would alter or change the voting powers, preferences or special rights of the Series A Preferred Stock so as to affect it adversely; provided, that the amendment of these Fourth Restated Articles so as to authorize or create, or to increase the authorized amount of, any Series A Junior Stock or Series A Parity Stock or any shares of any class or series of any securities convertible into shares of any class or series of Series A Junior Stock or Series A Parity Stock, shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series A Preferred Stock; or

(b) Extraordinary Corporate Transactions.

(i) Consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of the Corporation with another entity, unless in each case (1) shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (2) such shares of Series A Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series A Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other Series A Junior Stock and/or Series A Parity Stock of the Corporation will not be deemed to adversely affect the special rights, preferences, privileges or voting powers of the Series A Preferred Stock.

(ii) If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above in clause (i) of this subsection (b) would adversely affect one or more but not all series of preferred stock (including the Series A Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class.

(iii) No vote or consent of the holders of Series A Preferred Stock shall be required pursuant to this subsection (b), if at or prior to the time when the act with respect to which such vote would otherwise be required, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series A Preferred Stock to effect such redemption.

5.7 Amendments to Series A Designation.

(a) General. The designation of the Series A Preferred Stock contained in this Article V may be amended only upon both (i) the affirmative vote of not less than a majority of the holders of the shares of Series A Preferred Stock outstanding at the time such amendment is proposed, and (ii) the affirmative vote of not less than a majority of the directors of the Corporation then holding office and entitled to vote on such amendment.

(b) Changes for Clarification. Without the consent of the holders of the Series A Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole, the Corporation may amend, alter, supplement or repeal any terms of the Series A Preferred Stock:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in these Fourth Restated Articles that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of these Fourth Restated Articles.

5.8 Certain Definitions. For purposes of these Fourth Restated Articles, the following definitions shall apply:

“Series A Junior Stock” means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which the Series A Preferred Stock has preference or priority either or both as to the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Series A Parity Stock” means any class or series of stock of the Corporation hereafter authorized ranking equally with the Series A Preferred Stock as to both the payment of dividends and the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

ARTICLE VI

SERIES B PREFERRED STOCK

6.1 Designation of Series B Preferred Stock. The designation of the series of preferred stock created hereby shall be “Series B Preferred Stock” (the “Series B Preferred Stock”) and the number of shares constituting the Series B Preferred Stock shall be One Million shares (1,000,000), with a par value of $.0001 per share. Such number of shares may from time to time be decreased (but not below the number of shares of Series B Preferred Stock then outstanding) by the Board of Directors (or a duly authorized committee of the Board of Directors) by a certificate executed, acknowledged and filed with the Secretary of State of the State of Florida setting forth a statement that a specified decrease therein has been authorized and directed by a resolution duly adopted by the Board of Directors (or a duly authorized committee of the Board of Directors). In case the number of authorized shares of the Series B Preferred Stock shall be so decreased, the number of shares so specified in the certificate shall resume the status of authorized but unissued shares of preferred stock, undesignated as to series. Shares of Series B Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of preferred stock, undesignated as to series.

6.2 Dividends on Series B Preferred Stock. The holders of the Series B Preferred Stock shall not be entitled to receive dividends on account of their Series B Preferred Stock.

6.3 Liquidation Preference of Series B Preferred Stock. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive, prior to the holders of any Series B Junior Stock (defined below) and/or Series B Parity Stock (defined below) and prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any other shares of stock of the Corporation by reason of their ownership of such stock, an amount equal to $1.00 per share with respect to each share of Series B Preferred Stock.

6.4 Conversion of Series B Preferred Stock. The Series B Preferred Stock shall be convertible into shares of Common Stock as follows:

(a) Conversion Price. The Conversion price for the Series B Preferred Stock shall be equal to $0.0075 per share (the “Conversion Price”).

(b) Voluntary Conversion. Each share of Series B Preferred Stock shall be convertible in whole or in part, at the option of the holder thereof at anytime, into that number of fully paid and non-assessable shares of Common Stock as may be purchased for the Conversion Price based on the aggregate purchase price paid for the shares of Series B Preferred Stock (the “Series B Conversion Right”). The Series B Conversion Right shall be exercised by a holder submitting written notice to the Corporation informing the Corporation of his/her/its intent to exercise its Series B Conversion Right, specifying the date for such conversion (the “Series B Conversion Date”) and identifying which shares of Series B Preferred Stock such holder has elected to be converted into Common Stock in accordance with the Series B Conversion Right (the “Series B Conversion Notice”). Within ten (10) days of the Corporation’s receipt of the Series B Conversion Notice, the Corporation shall be required to provide the respective Series B Preferred Stock holder with written notice setting forth the applicable Series B Conversion Price calculated as of the Series B Conversion Date, including back up calculations therefor, and the number of shares of Common Stock into which the shares of Series B Preferred Stock are being converted. In order to convert the shares of Series B Preferred Stock identified in the Series B Conversion Notice into shares of Common Stock, a holder of Series B Preferred Stock shall be required to surrender at the office of any transfer agent for the Corporation (or to the office of the Corporation if there is no transfer agent), all certificates representing the shares of Series B Preferred Stock elected to be converted, duly endorsed to the Corporation or in blank or marked for cancellation within thirty (30) days of the Series B Conversion Date; provided that in the event any holder of Series B Preferred Stock fails to surrender his/her/its certificate(s) representing the shares of Series B Preferred Stock to be converted, the Corporation shall be authorized in all respect to cancel such shares on the books of the Corporation and the transfer agent and to effectuate the conversion of such shares of Series B Preferred Stock into Common Stock; provided, further, that the Corporation shall not be required to deliver the stock certificates representing such shares of Common Stock to their respective holder(s) until such time as the stock certificates representing the Series B Preferred Stock so converted are received by the Corporation or its transfer agent duly endorsed to the Corporation or in blank or marked for cancellation. Shares of the Series B Preferred Stock shall be deemed to have been converted as of the close of business on the Series B Conversion Date, and the person(s) entitled to receive shares of Common Stock issuable upon such conversion shall be treated, for all purposes, as the record holder(s) of such shares of Common Stock at such time.

(c) Mandatory Conversion. In the event that there be a Fundamental Change, the Series B Preferred Stock will automatically convert into that number of shares of Common Stock as may be purchased for the Conversion Price, calculated as of the close of business the day immediately prior to such Fundamental Change, based on the aggregate purchase price paid for the shares of Series B Preferred Stock; provided that such Mandatory Conversion shall occur as part of the terms of such consolidation or merger so that any holder of Series B Preferred Stock may thereafter receive in lieu of the Common Stock otherwise issuable to him/her/it upon such Mandatory Conversion of his/her/its Series B Preferred Stock, the same kind and amount of securities as may be distributable upon such consolidation or merger with respect to the Common Stock such holder would have otherwise received.

(d) Additional Provisions Applicable to All Conversions. Any conversion of Series B Preferred Stock into Common Stock pursuant to this Section 6.4 shall be subject to the following additional terms and provisions:

(i) The Corporation shall not be required to issue any fractions of shares of the Common Stock upon conversion of the Series B Preferred Stock into Common Stock.

(ii) In the event that the Corporation shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the Conversion Price of the Series B Preferred Stock shall be adjusted accordingly.

(iii) The holder of Series B Preferred Stock will not receive a distribution in the event that the Corporation shall at any time pay to the holders of its Common Stock a dividend in Common Stock or otherwise makes a distribution on the Common Stock until such a time when the Series B Preferred Stock have been converted into Common Stock.

(iv) As promptly as practicable after any conversion, the Corporation shall issue and deliver at said offices a certificate(s) for the number of full shares of the Common Stock issuable upon any such conversion, to the person(s) entitled to receive the same. The Corporation shall issue the certificate(s) for Common Stock in the name(s) so designated with such legends affixed or restrictions imposed as required by federal, state or jurisdictional securities laws as determined by legal counsel for the Corporation; provided that the Corporation is not advised by its counsel that the issuance of such certificate(s) would be in violation of federal, state or jurisdictional securities law.

(v) The issuance of certificates for shares of Common Stock upon conversion of any shares of the Series B Preferred Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record of the Series B Preferred Stock so converted, the person or persons requesting, the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

6.5 Redemption of Series B Preferred Stock. Subject at all times to the Series B Conversation Right set forth in Section 6.4(b), the issued and outstanding shares of Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation by resolution of the Board of Directors, from time to time and at any time, commencing any time after the date of issuance of the Series B Preferred Stock as follows:

(a) Redemption Price. The redemption price per share of Series B Preferred Stock shall be equal to the greater of: (i) one hundred and twenty five percent (125%) of the purchase price paid for such share or (ii) the book value for such share as determined by an independent auditing firm (the “Series B Redemption Price”).

(b) Notice of Redemption. The Corporation shall give notice of redemption (the “Series B Redemption Notice”) not less than twenty (20) nor more than sixty (60) calendar days prior to the date fixed for redemption of the Series B Preferred Stock or any part thereof (the “Series B Redemption Date”). Such Series B Redemption Notice shall specify the Series B Redemption Date along with the time and place for redemption, and shall be given by mail to each holder of record of shares of Series B Preferred Stock chosen for redemption at the address last shown on the records of the Corporation for such holder or given by such holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located. Any Series B Redemption Notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder received the Series B Redemption Notice.

(c) Termination of Rights. Upon the Series B Redemption Date, or upon such earlier date as the Board of Directors shall designate for payment of the Series B Redemption Price (unless the Corporation shall default in the payment of the Series B Redemption Price as set forth in the Series B Redemption Notice), the holders of shares of Series B Preferred Stock selected for redemption to whom notice has been duly given and that have not converted as provided in Section 6.4(b) shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no other rights with respect to such shares except the right to receive the moneys payable upon such redemption from, the Corporation or otherwise, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of the certificates, and the shares represented thereby shall no longer be deemed to be outstanding.

6.6 Ranking of Series B Preferred Stock. The Corporation may at any time create, authorize or issue, without the consent of any of the holders of the Series B Preferred Stock, other classes or series of Series B Junior Stock or Series B Parity Stock.

6.7 General Voting Rights of Series B Preferred Stock. Except as otherwise required by law, each holder of record of the Series B Preferred Stock shall be entitled to notice of any and all meetings of the shareholders of the Corporation and shall be entitled to one (1) vote for each full share of Common Stock into which each share of Series B Preferred Stock registered in his/her/its name on the books of the Corporation would be convertible on the record date for any matter submitted to the shareholders of the Corporation for a vote, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

6.8 Certain Voting Rights of Series B Preferred Stock. So long as any share of Series B Preferred Stock remains outstanding, in addition to any other vote or consent of shareholders required by law or by these Fourth Restated Articles, the vote or consent of the holders of at least 50.1% of the shares of Series B Preferred Stock at the time outstanding, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(a) Changes Adversely Affecting Series B Preferred Stock. Any amendment, alteration or repeal of any provision of these Fourth Restated Articles or bylaws of the Corporation that would alter or change the voting powers, preferences or special rights of the Series B Preferred Stock so as to affect it adversely; provided, that the amendment of these Fourth Restated Articles so as to authorize or create, or to increase the authorized amount of, any Series B Junior Stock or Series B Parity Stock or any shares of any class or series of any securities convertible into shares of any class or series of Series B Junior Stock or Series B Parity Stock, shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series B Preferred Stock;

(b) Authorization of Senior Stock. Any amendment or alteration of these Fourth Restated Articles to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking senior or prior to Series B Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

(c) Extraordinary Corporate Transactions.

(i) Consummation of a binding share exchange or reclassification involving the Series B Preferred Stock or a merger or consolidation of the Corporation with another entity, unless in each case (1) shares of Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (2) such shares of Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series B Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other Series B Junior Stock and/or Series B Parity Stock of the Corporation will not be deemed to adversely affect the special rights, preferences, privileges or voting powers of the Series B Preferred Stock.

(ii) If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above in clause (i) of this subsection (c) would adversely affect one or more but not all series of preferred stock (including the Series B Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class.

(iii) No vote or consent of the holders of Series B Preferred Stock shall be required pursuant to this subsection (c) if, at or prior to the time when the act with respect to which such vote would otherwise be required, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series B Preferred Stock to effect such redemption.

6.9 Amendments to Series B Designation.

(a) General. The designation of the Series B Preferred Stock contained in this Article VI may be amended only upon both (i) the affirmative vote of not less than a majority of the holders of the shares of Series B Preferred Stock outstanding at the time such amendment is proposed, and (ii) the affirmative vote of not less than a majority of the directors of the Corporation then holding office and entitled to vote on such amendment.

(b) Changes for Clarification. Without the consent of the holders of the Series B Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole, the Corporation may amend, alter, supplement or repeal any terms of the Series B Preferred Stock:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in these Fourth Restated Articles that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series B Preferred Stock that is not inconsistent with the provisions of these Fourth Restated Articles.

6.10 Certain Definitions. For purposes of these Fourth Restated Articles, the following definitions shall apply:

“Series B Junior Stock” means the Common Stock, the Series A Preferred Stock and any other class or series of stock of the Corporation hereafter authorized over which the Series B Preferred Stock has preference or priority either or both as to the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Series B Parity Stock” means any class or series of stock of the Corporation hereafter authorized ranking equally with the Series B Preferred Stock as to both the payment of dividends and the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

ARTICLE VII

SERIES C PREFERRED STOCK

7.1	Designation of Series C Preferred Stock. The designation of the series of preferred stock created hereby shall be “Series C Preferred Stock” (the “Series C Preferred Stock”) and the number of shares constituting the Series C Preferred Stock shall be Thirty Million shares (30,000,000), with a par value $.0001 per share. Such number of shares may from time to time be decreased (but not below the number of shares of Series C Preferred Stock then outstanding) by the Board of Directors (or a duly authorized committee of the Board of Directors) by a certificate executed, acknowledged and filed with the Secretary of State of the State of Florida setting forth a statement that a specified decrease therein has been authorized and directed by a resolution duly adopted by the Board of Directors (or a duly authorized committee of the Board of Directors). In case the number of authorized shares of the Series C Preferred Stock shall be so decreased, the number of shares so specified in the certificate shall resume the status of authorized but unissued shares of preferred stock, undesignated as to series.

7.2	Dividends on Series C Preferred Stock. The holders of the Series C Preferred Stock shall not be entitled to receive dividends on account of their Series C Preferred Stock.

7.3	Liquidation Preference of Series C Preferred Stock. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series C Preferred Stock shall be entitled to receive, prior to the holders of any Series C Junior Stock (defined below) and/or Series C Parity Stock (defined below) and prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any other shares of stock of the Corporation by reason of their ownership of such stock, an amount per share equal to the Conversion Rate in Section 7.4(a) below with respect to each share of Series C Preferred Stock.

7.4	Conversion of Series C Preferred Stock. The Series C Preferred Stock shall be convertible into shares of Common Stock, as follows:

(a) Conversion Rate. All of the issued and outstanding shares of Series C Preferred Stock (the “Total Series C Shares”) shall collectively be convertible into thirty percent (30%) of the total issued and outstanding shares of Common Stock at the time of such conversion (the “Conversion Rate”) without any additional consideration by the holders to effectuate the conversion. For the avoidance of doubt, and as an example, in the event of a conversion of Series C Preferred Stock, Series C Preferred Shareholders whose shares have vested will own no more than 30% of all Common Stock post conversion, and the remaining 70% of Common Stock will be held by Common Stock shareholders.

(b) Voluntary Conversion. Each share of Series C Preferred Stock that has fully vested shall be convertible in whole or in part, at the option of the holder thereof at any time after the date of its vesting, into that number of fully paid and non-assessable shares of Common Stock as may be converted pursuant to the Conversion Rate for the shares of Series C Preferred Stock (the “Series C Conversion Right”). The Series C Conversion Right shall be exercised by a holder submitting written notice to the Corporation informing the Corporation of his/her/its intent to exercise its Series C Conversion Right, specifying the date for such conversion (the “Series C Conversion Date”) and identifying which shares of Series C Preferred Stock such holder has elected to be converted into Common Stock in accordance with the Series C Conversion Right (the “Series C Conversion Notice”). Within ten (10) days of the Corporation’s receipt of the Series C Conversion Notice, the Corporation shall be required to provide the respective Series C Preferred Stock holder with written notice setting forth the applicable Series C Conversion Rate calculated as of the Series C Conversion Date, including back up calculations therefor, and the number of shares of Common Stock into which the shares of Series C Preferred Stock are being converted. In order to convert the shares of Series C Preferred Stock identified in the Series C Conversion Notice into shares of Common Stock, a holder of Series C Preferred Stock shall be required to surrender at the office of any transfer agent for the Corporation (or to the office of the Corporation if there is no transfer agent), all certificates representing the shares of Series C Preferred Stock elected to be converted, duly endorsed to the Corporation or in blank or marked for cancellation within thirty (30) days of the Series C Conversion Date; provided that in the event any holder of Series C Preferred Stock fails to surrender his/her/its certificate(s) representing the shares of Series C Preferred Stock to be converted, the Corporation shall be authorized in all respect to cancel such shares on the books of the Corporation and the transfer agent and to effectuate the conversion of such shares of Series C Preferred Stock into Common Stock; provided, further, that the Corporation shall not be required to deliver the stock certificates representing such shares of Common Stock to their respective holder(s) until such time as the stock certificates representing the Series C Preferred Stock so converted are received by the Corporation or its transfer agent duly endorsed to the Corporation or in blank or marked for cancellation. Shares of the Series C Preferred Stock shall be deemed to have been converted as of the close of business on the Series C Conversion Date, and the person(s) entitled to receive shares of Common Stock issuable upon such conversion shall be treated, for all purposes, as the record holder(s) of such shares of Common Stock at such time. The Corporation shall issue the Common Stock issuable pursuant hereto within a reasonable time.

(c) Mandatory Conversion. In the event Fundamental Change, all Series C Preferred Stock shall automatically vest, regardless of any longer vesting schedule set forth in an award document, and will, upon acceleration of vesting, automatically convert into that number of shares of Common Stock as may be issued at the Conversion Rate; provided that such Mandatory Conversion shall occur as part of the terms of a consolidation or merger as described in Section 5.4(c)(i)1 above, so that any holder of Series C Preferred Stock may thereafter receive in lieu of the Common Stock otherwise issuable to him/her/it upon such mandatory conversion of his/her/its Series C Preferred Stock, the same kind and amount of securities as may be distributable upon such consolidation or merger with respect to the Common Stock such holder would have otherwise received.

(d) Additional Provisions Applicable to All Conversions. Any conversion of Series C Preferred Stock into Common Stock pursuant to this Section 7.4 shall be subject to the following additional terms and provisions:

(i) The Corporation shall not be required to issue any fractions of shares of the Common Stock upon conversion of the Series C Preferred Stock into Common Stock.

(ii) In the event that the Corporation shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the Conversion Rate of the Series C Preferred Stock shall be adjusted accordingly.

(iii) The holder of Series C Preferred Stock will not receive a distribution in the event that the Corporation shall at any time pay to the holders of its Common Stock a dividend in Common Stock or otherwise makes a distribution on the Common Stock until such a time when the Series C Preferred Stock have been converted into Common Stock.

(iv) As promptly as practicable after any conversion, the Corporation shall issue and deliver at said offices a certificate(s) for the number of full shares of the Common Stock issuable upon any such conversion, to the person(s) entitled to receive the same. The Corporation shall issue the certificate(s) for Common Stock in the name(s) so designated with such legends affixed or restrictions imposed as required by federal, state or jurisdictional securities laws as determined by legal counsel for the Corporation; provided that the Corporation is not advised by its counsel that the issuance of such certificate(s) would be in violation of federal, state or jurisdictional securities law.

(v) The issuance of certificates for shares of Common Stock upon conversion of any shares of the Series C Preferred Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record of the Series C Preferred Stock so converted, the person or persons requesting, the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

7.5	Ranking of Series C Preferred Stock. The Corporation may at any time create, authorize or issue, without the consent of any of the holders of the Series C Preferred Stock, other classes or series of Series C Junior Stock or Series C Parity Stock.

7.6	General Voting Rights of Series C Preferred Stock. Except as otherwise required by law, each holder of Series C Preferred Stock, whether vested or unvested, shall be entitled to notice of any and all meetings of the shareholders of the Corporation and shall be entitled to ten (10) votes for each full share of Common Stock on an as converted basis on the record date for any matter submitted to the shareholders of the Corporation for a vote, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited

7.7	Certain Voting Rights of Series C Preferred Stock. The vote or consent of the holders of at least 50.1% of the vested and unvested but awarded shares of Series C Preferred Stock at a given time, may vote together as a single class, in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)	Changes Adversely Affecting Series C Preferred Stock. Any amendment, alteration or repeal of any provision of these Fourth Restated Articles or any bylaws of the Corporation that would alter or change the voting powers, preferences or special rights of the Series C Preferred Stock so as to affect it adversely; provided, that the amendment of these Fourth Restated Articles so as to authorize or create, or to increase the authorized amount of, any Series C Junior Stock or Series C Parity Stock or any shares of any class or series of any securities convertible into shares of any class or series of Series C Junior Stock or Series C Parity Stock, shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series C Preferred Stock;

(ii)	Authorization of Senior Stock. Any amendment or alteration of these Fourth Restated Articles to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking senior or prior to Series C Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

(iii)	Extraordinary Corporate Transactions.

1. Consummation of a binding share exchange or reclassification involving the Series C Preferred Stock or a merger or consolidation of the Corporation with another entity, unless in each case (A) shares of Series C Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares of Series C Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series C Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series C Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other Series C Junior Stock and/or Series C Parity Stock of the Corporation will not be deemed to adversely affect the special rights, preferences, privileges or voting powers of the Series C Preferred Stock.

2. If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above in clause (1) of this subsection (iii) would adversely affect one or more but not all series of preferred stock (including the Series C Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class.

7.8	Amendments to Series C Designation.

(i)	General. The designation of the Series C Preferred Stock contained in this Article VII may be amended only upon both (i) the affirmative vote of not less than a majority of the holders of the vested shares of Series C Preferred Stock outstanding at the time such amendment is proposed, and (ii) the affirmative vote of not less than a majority of the directors of the Corporation then holding office and entitled to vote on such amendment.

(ii)	Changes for Clarification. Without the consent of the holders of the Series C Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series C Preferred Stock, taken as a whole, the Corporation may amend, alter, supplement or repeal any terms of the Series C Preferred Stock:

1.	to cure any ambiguity, or to cure, correct or supplement any provision contained in these Fourth Restated Articles that may be defective or inconsistent; or

2.	to make any provision with respect to matters or questions arising with respect to the Series C Preferred Stock that is not inconsistent with the provisions of these Fourth Restated Articles.

7.9	Certain Definitions. For purposes of these Fourth Restated Articles, the following definitions shall apply:

“Series C Junior Stock” means the Common Stock, the Series A Preferred Stock and any other class or series of stock of the Corporation hereafter authorized over which the Series C Preferred Stock has preference or priority either or both as to the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Series C Parity Stock” means any class or series of stock of the Corporation hereafter authorized ranking equally with the Series C Preferred Stock as to both the payment of dividends and the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

ARTICLE VIII

AMENDMENTS TO ARTICLES AND BYLAWS

The Board of Directors of this Corporation is expressly authorized to adopt, amend or repeal these Fourth Restated Articles and any bylaws of this Corporation, or any provision of either to the maximum extent permitted by law without shareholder consent.

ARTICLE IX

REGISTERED OFFICE AND AGENT

The registered office of the Corporation in the State of Florida is located at 18305 Biscayne Blvd., Suite 200, Aventura, FL 33160. The name of the registered agent at such address is Jonathan D. Leinwand, P.A.

ARTICLE X

TERM OF EXISTENCE

This Corporation is to exist perpetually.

ARTICLE XI

DIRECTORS

The Corporation’s Board shall consist of at least one director, with any other exact number to be fixed from time to time in the manner provided in the Corporation’s bylaws or these Fourth Restated Articles. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

ARTICLE XII

LIMITATION ON DIRECTOR LIABILITY

The Corporation shall, to the fullest extent permitted by the laws of the State of Florida including, but not limited to, Sections 607.0850 through 607.0859 of the Florida Business Corporation Act, as the same may be amended and supplemented from time to time, have the power to, and shall, indemnify any and all directors, officers and agents of the Corporation.

ARTICLE XIII

FISCAL YEAR

The fiscal year of the Corporation shall end on December 31 of each calendar year during the term of its existence.

ARTICLE XIV

AFFILIATED TRANSACTIONS

This Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

ARTICLE XV

CONTROL SHARE

ACQUISITION

This Corporation expressly elects not to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has made and subscribed these Fourth Amended and Restated Articles of Incorporation as of the date first above written.

Name:
Title:

Registered Agent Acceptance

I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with and accept the obligation of my position as registered agent. Or, if this document is being filed merely to reflect a change in the registered office address, I hereby confirm that the corporation has been notified in writing of this change.

January 27, 2021
Signature of Registered Agent	Date

If signing on behalf of an entity:

Jonathan Leinwand
Typed or Printed Name

[Signature Page to Fourth Amended and Restated Articles of Incorporation of Curative Biotechnology, Inc., dated [____], 2021.]